Exhibit 10.1

AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT made and entered into as of February 28, 2019 (the “Amendment No. 4”) to that EMPLOYMENT AGREEMENT made and entered into as of December 13, 2013 (the “Employment Agreement”), by and between FTI Consulting, Inc., a Maryland corporation (the “Company” ), and Steven H. Gunby (the “Executive” and together with the Company, the “Parties”), as amended by Amendment No. 1 to the Employment Agreement dated as of December 2, 2016 (“Amendment No. 1”), Amendment No. 2 to the Agreement dated as of March 21, 2017 (“Amendment No. 2,” and Amendment No. 3 to the Agreement dated as of March 16, 2018 (“Amendment No. 3,”) and together with the Employment Agreement and Amendment No. 1, Amendment No. 2 and Amendment No.3, the “Agreement”).

WITNESSETH:

WHEREAS, the Parties desire to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 4 and in the Agreement, the Parties mutually agree as follows:

1.    Section 11(a) Termination for any Reason. SECTION 11(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“Termination for any Reason. If Executive’s employment is terminated (A) for any reason by either party, the Company will promptly pay or provide to Executive: (i) the unpaid amount, if any, of Executive’s Base Salary through the date of termination, (ii) the amount of any unreimbursed business expenses incurred through the date of termination that are payable in accordance with SECTION 7(b), (iii) any additional vested benefits, if any, to which Executive is entitled under the terms of any the Company employee pension or welfare benefit plan in which Executive was a participant (the amounts specified in clauses (i) through (iii) collectively, “Accrued Compensation”), and (iv) the unpaid amount, if any, of Executive’s previously earned and unpaid annual cash incentive bonus and (B) for death or Disability of Executive (i) a pro-rated annual incentive bonus for the performance year of termination based on actual performance results for such performance year in respect of the applicable objective financial performance goals, if any, established for the applicable year of termination (with no exercise of negative discretion), determined by multiplying (x) the amount of such annual incentive bonus, if any, which

EXECUTION VERSION

Amendment No. 4 to CEO Employment Agreement

would be due and payable in respect of the achievement of the applicable objective financial performance goals for the full performance year in which such termination occurred had such termination event not occurred, by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through (and excluding) the date of termination, and the denominator of which is 365, which amount, if any, shall be paid in a lump sum in cash when annual incentive bonuses for such performance year are paid to other eligible senior executives of the Company, which is no later than March 15th of the calendar year following the applicable performance year (the “Pro-rated Annual Incentive Bonus”) and (ii) without duplication of any amount payable in respect of the immediately preceding clause (i), pro-rated annual incentive pay for the year of termination based on the portion of annual incentive pay, if any, attributable to individual performance goals, if applicable (“Individual Performance AIP”), and the amount awarded and paid in respect of Individual Performance AIP, if any, in the calendar year prior to the year in which such termination occurred, determined by multiplying the (x) amount paid in respect of Individual Performance AIP, if any, in the calendar year prior to the year of termination, by (y) a fraction, the numerator of which is the number of days from the beginning of the performance year through (and excluding) the date of termination, and the denominator of which is 365, which amount, if any, shall be paid in a lump sum in cash within two and one-half months following the effective date of such termination (the “Pro-rated Individual Performance Bonus”). The impact of a termination on any stock incentive award shall be governed by the terms and conditions of the applicable award agreement and stock plan. Executive agrees that any amounts beyond the Accrued Compensation are subject to SECTION 11(c). Additionally, Executive agrees that if he breaches the restrictive covenants set forth in SECTION 13, the Company may cease paying Executive amounts otherwise payable under this SECTION 11(a) to the extent allowed by applicable law and will retain its rights to enforce the restrictive covenants and to seek any other remedies available at law or in equity.”

EXECUTION VERSION

Amendment No. 4 to CEO Employment Agreement

2.    Section 11(b) Termination by the Company without Cause or by the Executive for Good Reason. SECTION 11(b) of the Agreement is hereby deleted and replaced by new Section 11(b) to read in its entirety as follows:

“(b) Termination by the Company Without Cause or by Executive for Good Reason. In addition to the payments and benefits set forth in SECTION 11(a) above, if the Company terminates Executive’s employment without Cause or Executive resigns for Good Reason, then subject to SECTIONS 11(c) and 22 and Executive’s continued compliance with SECTION 13, Executive will also be entitled to receive the following payments and benefits:

(i)    an amount equal to 2.0 times the sum of Executive’s Base Salary and Target Bonus (as defined in Section 5 of the Agreement), to be paid in a cash lump sum within 15 days of the date the Release (as defined below) becomes effective and irrevocable;

(ii)    any earned but unpaid annual incentive bonus, if any, with respect to the completed year prior to the year of Executive’s termination of employment, which amount (if any) shall be paid in a lump sum in cash when such annual incentive bonus is paid to other executives of the Company;

(iii)    any Pro-rated Annual Incentive Bonus;

(iv)    full and immediate vesting of the Sign-On Award upon the date the Release becomes effective and irrevocable;

(v)    continuing group health and group life insurance coverage for Executive and, where applicable, Executive’s eligible dependents, at the same benefit levels in effect from time to time with respect to active senior executives of the Company for 18 months after such termination; provided that the cost of such coverage shall be split between the Company and Executive in the same ratio as the cost-sharing in effect under the Company’s policies and procedures for the Company’s executives at that time; provided further that the foregoing obligation to pay such costs shall cease to the extent the Company is exposed to tax penalties; and

EXECUTION VERSION

Amendment No. 4 to CEO Employment Agreement

(vi)    any Pro-rated Individual Performance Bonus.

Executive agrees that if he breaches the restrictive covenants set forth in SECTION 13, the Company may cease paying Executive amounts otherwise payable under this SECTION 11(b) and will retain its rights to enforce the restrictive covenants and to seek any other remedies available at law.”

3.    Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

4.    Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have signed this Amendment on the date first above written.

FTI CONSULTING, INC.

By:	/S/ HOLLY PAUL
Name:	Holly Paul
Title:	CHRO

/S/ STEVEN H. GUNBY
Steven H. Gunby
President and Chief Executive Officer

EXECUTION VERSION

Amendment No. 4 to CEO Employment Agreement

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